UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 18, 2010
Date of Report (date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of 2010 Short Term Incentive Plan
          On March 18, 2010, the Board of Directors (the “Board”) of PCTEL, Inc. (the “company” or “PCTEL”), upon the recommendation of the Compensation Committee of the Board, adopted and approved the company’s Short Term Incentive Plan for 2010 (the “2010 Plan”). The 2010 Plan is designed to provide compensation incentives for the Chief Executive Officer, the other executive officers and certain key employees of PCTEL based on the achievement of certain annual corporate-level and functional performance goals for 2010.
          For purposes of determining the compensation of the Chief Executive Officer and the other executive officers of PCTEL, the 2010 Plan is governed by the company’s Executive Compensation Plan, adopted and approved by the Board and approved by the PCTEL stockholders in 2007. The Chief Executive Officer and the other executive officers of the company have been identified as participants in the Executive Compensation Plan for 2010. The Executive Compensation Plan permits incentive awards paid under the 2010 Plan to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.
          The material terms of the 2010 Plan include the following:
•	All incentives to be paid to participants under the 2010 Plan will be paid in shares of the company’s common stock under the company’s 1997 Stock Plan (as amended and restated August 20, 2008) (the “1997 Stock Plan”). The number of shares awarded to a particular participant will be determined by dividing the total incentive amount earned by such participant by the closing price of the company’s common stock on the Nasdaq Global Market on the trading day that is the effective date of the award as determined by the Compensation Committee. It is expected that this determination under the 2010 Plan will be made by the Compensation Committee in the first quarter of 2011. Such shares when issued will be fully vested.

•	The performance criteria under the 2010 Plan are comprised of corporate goals and/or functional goals of the participants. For participants with corporate responsibilities, the goals are weighted 100% in favor of corporate goals; for participants with functional responsibilities, the weighting of the goals is allocated between the corporate goals and the applicable functional goals.

•	Corporate goals are defined in terms of planned 2010 revenue of $67 million and planned 2010 non-GAAP operating profit of $5.6 million of PCTEL on a consolidated basis. Non-GAAP operating profit means GAAP operating profit but excludes stock-based compensation, amortization and impairment of intangible assets and goodwill related to the company’s acquisitions, restructuring costs, and gain or loss on sale or disposal of assets. Functional goals are generally defined in terms of targeted operational goals under the control of the participant based on functional activities.

The goals for the Sales and Marketing function are tied to the targeted revenue and non-GAAP operating profit of the company, as well as to the percentage of total sales and marketing non-GAAP expense to total revenue. Non-GAAP sales and marketing expense means GAAP sales and marketing expense less stock based compensation. Below the corporate level the parameters relate to the product line revenue and the related sales and marketing expense for those participants associated with the specific product line (i.e., antenna or scanning receiver products).

The goals for the Operations function are tied to the targeted revenue and non-GAAP operating profit of the company, as well as to the percentage of non-GAAP gross margin as a percentage of revenue and non-GAAP research and development to company revenue. Non GAAP gross margin and research and development expense is GAAP gross margin and research and development expense excluding stock based compensation. Below the corporate level the parameters relate to manufacturing and development activities associated with the specific product line (i.e., antenna or scanning receiver products).
•	Achievement in full of a particular planned corporate and/or functional goal results in a score of 60% for purposes of incentive awards. Overachievement of a planned goal by specified amounts can result in scores of up to 100%, and underachievement by specified amounts can result in scores down to 0%. Scores for corporate and functional goals are aggregated and averaged on a weighted basis in determining the amount of a particular award.

•	Each participant in the plan is eligible to be awarded a maximum incentive expressed as a percentage of that participant’s annual salary. This percentage is generally higher for the executive officers and other senior officers of the company.
          Additional information relating to the terms of the 2010 Plan applicable to the Chief Executive Officer and other named executive officers of the company is summarized in the following table:

	Maximum Incentive
	As a Percentage of
	2010 Annual
Name and Title	Salary	Weighting of Goals
Martin H. Singer, Chairman of the Board and Chief Executive Officer	105%	100% corporate
John W. Schoen, Chief Financial Officer	85%	100% corporate
Jeffrey A. Miller, Vice President & General Manager Antenna Products Group	90%	100% corporate
Robert Suastegui,	80%	20% corporate
Vice President & General Manager Global Sales		80% functional
Long Term Incentive and Retention Restricted Stock Grants
•	Long Term Incentives — On March 18, 2010, the Board, upon the recommendation of the Compensation Committee, also approved the grant of long term incentives under the company’s 1997 Stock Plan to the named executive officers of the company as identified in the table below. These grants are summarized as follows:

Number of Long Term
Name and Title	Incentive Restricted Shares
Martin H. Singer, Chairman of the Board and Chief Executive Officer	80,000
John W. Schoen, Chief Financial Officer	40,000
Jeffrey A. Miller, Vice President & General Manager Antenna Products Group	46,000
Robert Suastegui, Vice President & General Manager Global Sales	20,000
          The number of long term incentive restricted shares awarded to officers will vest in equal annual increments over a period of four years, subject to that officer’s continued service.
•	Long Term Retention Plan — The award of long term retention restricted shares is based on the level of achievement of total company planned 2010 revenue of $67 million. The number of long term retention restricted shares awarded to an officer will be subject to that officer’s continued service. The range of long term retention restricted shares to be awarded, based on the level of achievement of total company planned 2010 revenue of $67 million, is summarized in the table below. The actual number of shares awarded will be determined after the one year performance period. The number of shares awarded may be more or less than the target number shown in the table, based on the over- or under-achievement of the planned 2010 revenue of $67 million, ranging from 125% to 0%*. The awarded shares are subject to an additional service period before they cliff vest. In the case of Mr. Singer, it is three years of service, and six years of service for the other officers.

	Minimum #	Target #	Maximum #
Name and Title	of Shares	of Shares	of Shares
Martin H. Singer, Chairman of the Board & Chief Executive Officer	0	20,000	25,000
John W. Schoen, Chief Financial Officer	0	15,000	18,750
Jeffrey A. Miller, Vice President & General Manager Antenna	0	15,000	18,750
Products Group
Robert Suastegui, Vice President & General Manager Global Sales	0	10,000	12,500

*	Performance attainment between parameters will be pro-rated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 24, 2010

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer